EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS

                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                              ---------------------
                                                                                1998         1997
                                                                              --------     --------
                                                                              (IN THOUSANDS, EXCEPT
                                                                                 PER SHARE DATA)
Net income ..................................................................  $  65         $  75
                                                                                ----          ----
Average shares outstanding ..................................................    398           425
                                                                                ====          ====
Per share amount ............................................................  $0.16         $0.18
                                                                                ====          ====

Net income ..................................................................  $  65         $  75
                                                                                ----          ----
Average shares outstanding ..................................................    398           425
                                                                                ====          ====
Net effect of dilutive stock options based on the treasury stock method using
   the average market price or quarter end price, whichever is greater ......     --            --
                                                                                ----          ----
         Total shares outstanding ...........................................    398           425
                                                                                ====          ====
Per share amount ............................................................  $0.16         $0.18
                                                                                ====          ====

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